EXHIBIT 10.1

AMENDMENT AGREEMENT

THIS AGREEMENT made effective as of the 12th  day of March, 2014

AMONG:	FREDERICK H. EARNEST

(the “Employee”)

AND:
VISTA GOLD CORP., a body corporate incorporated under the laws of the Province of British Columbia, Canada and having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, U.S.A., 80127 (Facsimile No: (720) 981-1186)

(“Vista”)

AND:	VISTA GOLD US INC., a body corporate incorporated under the laws of Delaware and having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, U.S.A., 80127 (Facsimile No: (720) 981-1186)

(the “Employer”)

WHEREAS:

A.
the Employee, Vista and the Employer (collectively, the “Parties”) entered into an employment agreement dated November 1, 2012 (the “Original Agreement”), which agreement sets out the terms and conditions of the Employee’s employment;

B.
the Parties have decided to amend the Original Agreement to remove the Employee’s right to receive compensation following a Change of Control if the Employee elects to terminate the Original Agreement within 12 months of the Change of Control; and

C.	the Employee, the Board of Directors and management of Vista believe that this Amendment Agreement more fully aligns the interests of the Employee, the Employer and the shareholders of Vista.

NOW THEREFORE in consideration of U.S.$5,000 and the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	In Section 6(e) of the Original Agreement, the reference to “Employer or Employee may terminate this Agreement” is deleted and “Employer may terminate this Agreement” is substituted in its place.

2.	The Original Agreement, as amended hereby, shall continue in full force and effect and the provisions of the Original Agreement, as hereby amended, are ratified and confirmed in all respects.

3.
This Agreement and the Original Agreement shall be read and construed together as if they constituted one document, provided that if there is any inconsistency between the Original Agreement and the provisions of this Agreement, the provisions of this Agreement shall govern.

4.
This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.  Such counterparts may be delivered by facsimile and when so delivered shall be deemed to be an original.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

/s/ Frederick H. Earnest
Frederick H. Earnest

VISTA GOLD CORP.

By:	/s/ Michael B. Richings
	Name:	Michael B. Richings
	Title:	Director

VISTA GOLD U.S. INC.

By:	/s/ John F. Engele
	Name:	John F. Engele
	Title:	Chief Financial Officer